JPMorgan Funds - Undiscovered Managers Funds
Rule 10f-3 Transactions
For the period from September 1, 2012 to February 28, 2013

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Realty Income Fund
Trade Date 9/19/2012
Issuer Health Care REIT, Inc. (HCN) Secondary
Cusip 42217K10
Shares 97,200
Offering Price $56.00
Spread $2.24
Cost $5,443,200
Dealer Executing Trade BofA Merril Lynch
% of Offering  purchased by firm 1.13%
Syndicate Members BofA Merrill Lynch, JP Morgan, Morgan Stanley, Deutsche
Bank Securities, KeyBanc Capital Markets, Wells Fargo Securities,
Citigroup,RBC Capital Markets, Stifel Nicolaus Weisel, UBS Investment Bank,
Barclays, Credit Agricole CIB, PNC Capital Markets LLC, Raymond James, BB&T
Capital Markets, BNY Mellon Capital Markets, LLC, Comerica Securities, The
Huntington Investment Company, RBS
Fund JPMorgan Realty Income Fund
Trade Date 10/26/2012
Issuer American Campus Communities, Inc. (ACC) Secondary
Cusip 2483510
Shares 40,300
Offering Price $43.75
Spread $1.75
Cost $1,763,125
Dealer Executing Trade BofA Merrill Lynch
% of Offering  purchased by firm 1.85%
Syndicate Members BofA Merrill Lynch, KeyBanc Capital Markets, Deutsche Bank
Securities, JP Morgan, Wells Fargo Securities, PNC Capital Markets LLC,
Baird, Piper Jaffray, Sandler O'Neill + Partners, LP, Capital One Southcoast
Fund JPMorgan Realty Income Fund
Trade Date 11/28/2012
Issuer Equity Residential (EQR) Secondary
Cusip 29476L10
Shares 86,100
Offering Price $54.75
Spread $1.64
Cost $4,713,975
Dealer Executing Trade Morgan Stanley
% of Offering  purchased by firm 0.95%
Syndicate Members Morgan Stanley, BofA Merrill Lynch, Deutsche Bank
Securities, Wells Fargo Securities, Barclays, Citigroup, J.P. Morgan, RBC
Capital Markets, Mitsubishi UFJ Securities, Piper Jaffray, PNC Capital
Markets LLC, SunTrust Robinson Humphrey
Fund JPMorgan Realty Income Fund
Trade Date 11/29/2012
Issuer AvalonBay Communities, Inc. (AVB) Secondary
Cusip 05348410
Shares 23,200
Offering Price $130.00
Spread $3.90
Cost $3,016,000
Dealer Executing Trade Goldman Sachs & Co.
% of Offering  purchased by firm 2.24%
Syndicate Members Goldman, Sachs & Co., BofA Merrill Lynch, Barclays,
Deutsche Bank Securities, J.P. Morgan, UBS Investment Bank, Wells Fargo
Securities, BNY Mellon Capital Markets, LLC, PNC Capital Markets LLC,
SunTrust Robinson Humphrey